Exhibit 10.2

STOCK PLEDGE AGREEMENT

AGREEMENT (“Agreement” or “Pledge”), made and entered into this 1st day of June, 2018, by and between EVO TRANSPORTATION & ENERGY SERVICES, INC. a Delaware corporation, (hereinafter referred to as “Pledgor”), and BILLY LEE PECK, JR. a/k/a TREY PECK (hereinafter referred to as “Pledgee”).

W I T N E S S E T H:

WHEREAS, effective June 1, 2018, Pledgee and Pledgor executed and delivered a certain equity purchase agreement (the “Equity Purchase Agreement”), whereby Pledgor agreed to purchase, and Pledgee agreed to sell all issued and outstanding shares of common stock in Thunder Ridge Transport, Inc., a Missouri corporation, (hereinafter referred to as the “Corporation”), constituting twenty (20) shares of common stock in the Corporation (the “Shares”); and

WHEREAS, pursuant to the terms of the Equity Purchase Agreement Pledgor has, effective of even date herewith, executed and delivered to Pledgee a promissory note, dated June 1, 2018, in the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) hereinafter referred to as the “Note”); and

WHEREAS, Pledgor, in order to secure the performance of the obligation evidenced by the Note, is willing to also pledge the Shares of the Corporation purchased from Pledgee to Pledgee as security for the Note;

NOW, THEREFORE, for value received, and in consideration of the premises, the parties hereto agree as follows:

1. Pledge. The Pledgor, to secure the performance of the Note, does hereby grant and assign a security interest in, and pledge to Pledgee, as a purchase money security interest, all the outstanding Shares of common stock of the Corporation, which are represented by certificate number Ten (10) (the “Pledged Shares”), duly endorsed. Pledgor hereby appoints Pledgee’s attorney, Randy L. Smith, to arrange for the transfer of the Pledged Shares on the books of the Corporation to the name of the Pledgee, in order to perfect Pledgee’s security interest in the Pledged Shares. The Law Offices of Randy L. Smith, LLC shall hold the Pledged Shares for Pledgee as security for the repayment of the Note and in accordance with the terms of this Agreement, and Pledgee shall not encumber or dispose of the Pledged Shares except in accordance with the terms hereof. Pledgor hereby authorizes the Pledgee to file such financing, continuation and termination statements, and all amendments thereto, in any offices as the Pledgee may, in its sole discretion, determine to be necessary or advisable in order to perfect its lien and security interest in the Pledged Shares pursuant to this Agreement.

2. Voting and Dividends. Unless an Event of Default (as hereinafter defined) shall have occurred and be continuing, the Pledgor shall be entitled (a) to vote the Pledged Shares, except as specifically provided herein, and (b) to all dividends (cash or property) (except liquidating dividends) properly declared by the Corporation with respect to the Pledged Shares.

3. Limitation on Voting. During the term of this Pledge, Pledgor shall not be entitled to vote the Pledged Shares with respect to the following questions or issues presented to the shareholders of the Corporation: (a) the liquidation or dissolution of the Corporation, (b) the sale of all or substantially all the assets of the Corporation, (c) the filing of a petition by the Corporation under the Federal Bankruptcy Code or any amendment thereto or under any other insolvency law or law providing for the relief of debtors, including, without limitation, a petition for reorganization, or the commission by the Corporation of an act of bankruptcy, or the voluntary making of an assignment of assets for the benefit of its creditors, or the appointment of a trustee or receiver for the Corporation or the Corporation's assets, or the institution by the Corporation of any other type of insolvency proceeding (under the Bankruptcy Act or otherwise).

4. Adjustments. In the event that, during the term of this Pledge, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Corporation, all new, substituted, and additional shares, or other securities, issued by reason of such change shall be held by Pledgee under the terms of this Agreement in the same manner as the shares originally pledged hereunder.

5. Term. Upon the payment at maturity of all indebtedness evidenced by the Note, The Law Offices of Randy L. Smith, LLC, at the direction of Pledgor and Pledgee, shall deliver to Pledgor the Pledged Shares, and said delivery shall constitute the transfer by Pledgee of all rights received by Pledgee as a result of its record ownership thereof pursuant to the terms of this Agreement.

6. Transfer of Pledged Shares. If all or any part of the Pledged Shares or any interest therein is sold or transferred by Pledgor without Pledgee’s prior written consent, Pledgee may, at Pledgee’s option, declare all sums secured by this Pledge to be immediately due and payable.

7. Default. An event of default (“Event of Default”) shall be deemed to have occurred in the event of any of the following:

(a) If Pledgor shall fail to perform any of their obligations secured by this Agreement;

(b) If the Pledgor shall fail to perform any covenant, condition or provision of this Agreement; or

(c) If bankruptcy or insolvency proceedings are instituted by or against the Pledgor.

8. Remedies Upon Default.

(a) Pledgor acknowledges and agrees that pursuant to the provisions of the Equity Purchase Agreement that Pledgor shall, in the event of a default in the payment of the Purchase Price as set forth therein and upon written notice from Pledgee to Pledgor, immediately surrender all right title and interest to and Pledgee will be entitled to immediate return of the Pledged Shares.

(b) Upon an Event of Default (as defined in Section 7 hereof), the Pledgee shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of Missouri on the date of this Agreement, and in this connection, Pledgee may, upon five (5) days written notice to Pledgor, sent by registered or certified mail, return receipt requested, and without liability for any diminution in price which may have occurred, sell all or any portion of the Pledged Shares in such manner and in such price as Pledgee may determine. At any bona fide public sale Pledgee shall be free to purchase all or any part of the Pledged Shares. The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or any part of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933 (the “Securities Act”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and other terms less favorable to the Pledgee than if such Pledged Shares were sold at public sales, and that the Pledgee has no obligation to delay sale of any Pledged Shares for any period of time necessary to permit the Corporation, even if the Corporation would agree, to register the Pledged Shares for public sale under the Securities Act. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonably manner. The proceeds of any disposition or sale of the Pledged Shares by the Pledgee shall be applied as follows:

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(i) First, to the costs and expenses incurred therewith or incidental thereto and to the care or safekeeping of any of the Pledged Shares or in any way relating to the rights of the Pledgee hereunder, including reasonable attorney fees and legal expenses;

(ii) Second, to the satisfaction of Pledgor’s indebtedness to Pledgee;

(iii) Third, to the payment of any other amounts required by applicable law (including, without limitation, RSMo. §400.9-504(1)(c)(1986)); and

(iv) Fourth, to the Pledgor to the extent of any surplus proceeds.

In lieu of sale of the Pledged Shares, Pledgee may, after default, retain said securities in satisfaction of Pledgor’s indebtedness to Pledgee. If Pledgee so elects to retain the Pledged Shares, it shall so notify Pledgor, by registered or certified mail, return receipt requested.

9. Pledgor’s Representations. The Pledgor represents and warrants the following:

(a) Pledgor has all requisite power and authority to enter into this Agreement, to pledge the Pledged Shares for the purposes described in Section 1 hereof, and to carry out the transactions contemplated by this Agreement.

(b) Pledgor is the legal and beneficial owner of all of the Pledged Shares.

(c) All of the Pledged Shares are owned by the Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof, except for that granted hereunder.

(d) Upon delivery of the Pledged Shares to the Pledgee, this Agreement shall create a valid lien upon and perfected security interest in the Pledged Shares and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Shares.

(e) Pledgor shall execute alone or with Pledgee any financing statement or procure any document necessary to protect the security interest of the Pledgee under this Agreement against the interests of third persons. Pledgor shall pay all reasonable costs of filing any financing, continuation or termination statements with respect to the security interest created by this Agreement. Pledgor hereby authorizes Pledgee to file all financing, continuation and termination statements, and all amendments thereto, in any offices as the Pledgee, in its sole discretion, may determine.

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(f) All information provided by the Pledgor to the Pledgee concerning the Pledgor is true, accurate and complete. Pledgor shall provide Pledgee with written notice at least thirty (30) days before the date the Pledgor takes any action to change its state of residency.

(g) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Shares pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by Pledgor, or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies with respect to the Pledged Shares pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(h) Pledgor will not (i) sell or dispose of, or grant any option with respect to, the Pledged Shares, or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Pledged Shares, except for the security interest under this Agreement.

10. Binding Effect and Benefits. This Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, personal representatives, successors and assigns.

11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12. Further Actions. At any time and from time to time on or after the date hereof, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purpose of this Agreement.

13. Governing Law. This Agreement shall be construed and interpreted in accordance with, and governed by, the laws of the State of Missouri.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

/s/ John P. Yeros
EVO Transportation & Energy Services, Inc.

By: John P. Yeros

Title: Chief Executive Officer

“Pledgor”

/s/ Billy Lee Peck, Jr.
BILLY LEE PECK, JR.

“Pledgee”

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